UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2017

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 647-6400

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2017, John W. Van Heel resigned as President of Monro Muffler Brake, Inc. (the “Company”), effective as of August 1, 2017. In addition, Mr. Van Heel’s employment as Chief Executive Officer of the Company will end on October 1, 2017 upon the expiration of his term of employment in accordance with the terms of his existing employment agreement with the Company and, in connection therewith, on June 28, 2017, Mr. Van Heel also tendered his resignation as a member of the Board of Directors of the Company (the “Board”), effective as of October 1, 2017. Also on June 28, 2017, the Board appointed Brett Ponton to serve as President of the Company, effective as of August 1, 2017, and as Chief Executive Officer of the Company, effective as of October 2, 2017.

Mr. Van Heel will remain with the Company as an advisor for six months after his employment agreement expires on October 1, 2017. In connection with Mr. Van Heel’s transition to this advisory role, the Company entered into an Agreement with Mr. Van Heel on June 28, 2017 (the “Van Heel Agreement”). The Van Heel Agreement will become effective on October 2, 2017 for a term expiring on March 31, 2018. Under the Van Heel Agreement, the Company agreed to pay Mr. Van Heel a lump sum payment of $275,000 in recognition of prior services rendered by him to the Company. Mr. Van Heel agreed to, among other things, render part-time services as an advisor to the Company and assist in the Chief Executive Officer transition in exchange for a monthly payment of $33,333.

In connection with the transition, on June 28, 2017, the Company also entered into an Employment Agreement with Mr. Ponton (the “Ponton Agreement”), effective as of August 1, 2017. The Ponton Agreement has a three-year term. Under the Ponton Agreement, Mr. Ponton (i) will be paid an annual base salary of $550,000; (ii) will be eligible to earn a bonus, pursuant to the terms of the Company’s bonus plan, of up to 150% of his base salary, upon the achievement of corporate objectives determined by the Compensation Committee of the Board; and (iii) will participate in the Company’s other incentive and welfare and benefit plans made available to executives. Mr. Ponton’s base salary will be reviewed annually by the Compensation Committee of the Board and may be increased to reflect his performance and responsibilities.

In addition, Mr. Ponton is entitled to certain payments upon death, disability, a termination without Cause (as defined in the Ponton Agreement), a resignation by Mr. Ponton for Good Reason (as defined in the Ponton Agreement), a determination by the Company not to extend the term of the Ponton Agreement in accordance with its terms, or a termination in the event of a Change in Control (as defined in the Ponton Agreement) of the Company, all as set forth in detail in the Ponton Agreement.

In consideration of Mr. Ponton’s execution of the Ponton Agreement, the Company will pay Mr. Ponton a cash signing bonus of $600,000 on or promptly following August 1, 2017. If Mr. Ponton’s employment is terminated for Cause or he resigns other than for Good Reason, in either case within one year following his commencement date, he will be required to repay a pro rata portion of the signing bonus. Additionally, effective as of August 1, 2017, Mr. Ponton will be entitled to the following equity awards pursuant to the Company’s 2007 Stock Incentive Plan: (i) nonqualified stock options to purchase 300,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that vest in in three ratable installments over three years, subject to Mr. Ponton’s continued employment with the Company through the applicable vesting date; (ii) a nonqualified stock option to purchase 100,000 shares of Common Stock, at an exercise price of $65.00 per share, with a term of six years, which vests only if the closing price of the Common Stock is $65.00 or higher for 45 consecutive days, subject to Mr. Ponton’s continued employment with the Company; and (iii) time-vesting restricted stock units with respect to 30,000 shares of Common Stock that vest in three ratable installments, subject to Mr. Ponton’s continued employment with the Company through the applicable vesting date.

Pursuant to the Ponton Agreement, Mr. Ponton may not compete with the Company for two years following his termination of employment. In addition, he may not solicit Company employees for one year following his termination of employment.

Mr. Ponton, age 47, brings more than 20 years of experience as a senior executive in the automotive services industry, with extensive knowledge of both franchised and company-operated retail stores. Prior to joining the Company, Mr. Ponton will have served as President and Chief Executive Officer of American Driveline Systems, Inc. (the parent company of AAMCO Transmissions Inc., Cottman Transmission Systems, LLC and Global Powertrain Systems, Inc.) from September 2013 until July 2017. Prior to then, he was President and Chief Executive Officer of Heartland Automotive Services, Inc., the largest operator of Jiffy Lube stores in North America, from 2009 until September 2013. Mr. Ponton also previously served in a variety of roles during an 18-year tenure at The Goodyear Tire & Rubber Company.

There are no family relationships between Mr. Ponton and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 27, 2017, Robert G. Gross informed the Company of his intention to not stand for re-election to the Board when his current term expires at the Company’s 2017 Annual Meeting of Shareholders, and tendered his resignation as Executive Chairman of the Company, effective immediately. The Company thanks Mr. Gross for his 18 years of distinguished service to the Board and the Company.

In light of Mr. Gross’s resignation as Executive Chairman, on June 28, 2017, the Board elected Robert E. Mellor to serve as an independent Chairman of the Board, effective immediately.

On June 27, 2017, Elizabeth A. Wolszon tendered her resignation as a member of the Board, effective as of June 26, 2017. Also on June 27, 2017, James R. Wilen tendered his resignation as a member of the Board, effective immediately. The Company also thanks Ms. Wolszon and Mr. Wilen for their years of exemplary service to the Board and the Company.

Item 8.01.	Other Events.

On June 28, 2017, the Company issued a press release announcing these leadership changes. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Report:

Exhibit Number	Description

99.1	Press Release, dated June 28, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.

By:	/s/ Maureen E. Mulholland
Name:	Maureen E. Mulholland
Title:	Vice President – General Counsel and Secretary

DATE: June 28, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 28, 2017